UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017

CAPITAL FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

North Dakota	0-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Main Street North, Minot, North Dakota	58703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 837-9600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Director or Certain Officers; Election of Directors; Appointment of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2017, John Carlson tendered his resignations from the Board of Directors and as the Chief Executive Officer, which resignations were accepted by the remaining member of the Board of Directors. Mr. Carlson was a member of the Company’s Compensation Committee, Audit Committee and Nominating Committee. Mr. Carlson’s resignation is not related to any known disagreement with the Company on any matters relating to its operations, policies or practices.

On May 22, 2017, the remaining Directors, Gordon Dihle and Elizabeth Colby appointed Gordon Dihle, currently Chairman of the Board of the Company to fill the position of Chief Executive Officer, with the remaining directorship to remain vacant.

Mr. Dihle received a B.S. in Accounting and Business Administration, Summa Cum Laude (1976) at Dickinson State University, Dickinson, ND and earned a J.D. with distinction at the University of North Dakota (1980) in Grand Forks, ND. Mr. Dihle is a CPA licensed with the state of North Dakota, a member of the AICPA and an attorney licensed with the state of Colorado. Mr. Dihle has been employed as an attorney and has been principal of Corporate Legal, LLC in Centennial Colorado since 1996 and was concurrently employed at Spencer Edwards, Inc., a securities brokerage firm from 2002 until November 2013 in various capacities as a general and financial principal. Mr. Dihle has been the Chairman of Board of Directors of the Company since November 7, 2013, and had previously acted as general counsel for the Company from September 2009 until February 2011. Mr. Dihle has been a Director of the Company since November 7, 2013.

There is no family relationship between Mr. Dihle and Ms. Colby nor are there any family relationships between and any other officer or member of the Company's board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL FINANCIAL HOLDINGS, INC.

By:	/s/ Gordon Dihle
Gordon Dihle
CEO & President

Dated: May 22, 2017